As filed with the Securities and Exchange Commission on November 13, 1995.
                                                  Registration No. 33-53091


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                     _________________________________

                     POST-EFFECTIVE AMENDMENT NO. 2 TO
                                  FORM S-3
                           Registration Statement
                                   Under
                         The Securities Act of 1933

                     _________________________________

                                 NEWELL CO.
           (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                36-3514169
     (State or Other Jurisdiction of              (I.R.S. Employer
     Incorporation or Organization)               Identification No.)

                               Newell Center
                         29 East Stephenson Street
                          Freeport, Illinois 61032
                               (815) 235-4171
            (Address, Including Zip Code, and Telephone Number,
     Including Area Code, of Registrant's Principal Executive Offices)

                            Dale L. Matschullat
                             4000 Auburn Street
                          Rockford, Illinois 61125
                               (815) 969-6101
         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)

                              With Copies to:

          Linda J. Wight                Anthony T. Iler
          Schiff Hardin & Waite         Irell & Manella
          7200 Sears Tower              333 South Hope Street, Suite 3300
          Chicago, Illinois 60606       Los Angeles, California 90071
          (312) 876-1000                (213) 229-0516

                     _________________________________

     Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
     If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
__________
     If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                     _________________________________

     The Registrant hereby amends this Registration Statement to deregister 44,338 shares of Common Stock previously registered hereby and to include a material change with respect to the plan of distribution.

     This Post-Effective Amendment No. 2 is being filed by the Registrant to remove from registration 44,338 shares of Common Stock, par value $1.00 per share, previously registered and intended to be offered on a delayed or continued basis pursuant to Rule 415 under the Securities Act of 1933 but which have not been offered or sold and to reflect the termination of the public offering with respect to such shares of Common Stock.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on this 10th day of November, 1995.

                              NEWELL CO.
                              (Registrant)

                              By:  /s/  William T. Alldredge
                                   -----------------------------
                                   William T. Alldredge
                                   Vice President - Finance

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                  Title                                          Date
     ---------                                 ------                                          -----
  /s/  William P. Sovey*                     Vice Chairman and Chief Executive
       ---------------------                 Officer (Principal Executive Officer)
       William P. Sovey                      and Director


  /s/  William T. Alldredge                  Vice President - Finance                         November 10, 1995
       -----------------------               (Principal Financial Officer)
       William T. Alldredge


  /s/  Thomas A. Ferguson, Jr.*              President and Chief Operating Officer
       ------------------------              and Director
       Thomas A. Ferguson, Jr.


  /s/  Donald L. Krause*                     Senior Vice President - Controller
       ----------------------                (Principal Accounting Officer)
       Donald L. Krause

           Signature                            Title                                    Date
           ---------                           ------                                   -----

  /s/  Daniel C. Ferguson*                   Chairman of the Board of Directors
       -----------------------
       Daniel C. Ferguson


  /s/  Alton F. Doody*                       Director
       ----------------------
       Alton F. Doody


  /s/  Gary H. Driggs*                       Director
       -----------------------
       Gary H. Driggs


  /s/  Robert L. Katz*                       Director
       -----------------------
       Robert L. Katz


  /s/  Norman S. Livingston, Jr.*            Director
       ----------------------------
       Norman S. Livingston, Jr.


  /s/  John J. McDonough*                    Director
       ---------------------------
       John J. McDonough


       ----------------------                Director
       Elizabeth Cuthbert Millet


  /s/  Allan P. Newell*                      Director
       -----------------------
       Allan P. Newell


  /s/  Henry B. Pearsall*                    Director
       ------------------------
       Henry B. Pearsall


  By:  /s/ William T. Alldredge                                                        November 10, 1995
       ---------------------------
       William T. Alldredge
       Attorney-in-fact

                           INDEX TO EXHIBITS



Exhibit
 Index                             Exhibit
----------     --------------------------------------------------
  2.1          Agreement and Plan of Reorganization dated as of
               November 12, 1993 by and among Newell Co., JC
               Acquisition Co., Jareen Co., the David and Susan F.
               Lederman Revocable Trust dated July 26, 1986, as amended, and David and Susan Lederman*

  2.2 Escrow Agreement dated as of November 12, 1993 by and among Newell Co., the David and Susan F. Lederman
               Revocable Trust dated July 26, 1986, as amended, David and Susan Lederman and Firstar Trust Company*

    5          Opinion of Schiff Hardin & Waite*

 23.1          Consent of Arthur Andersen LLP*

 23.2 Consent of Schiff Hardin & Waite (contained in their opinion filed as Exhibit 5)*

  24 Powers of attorney (set forth on the signature page of this registration statement)*

___________

   * Previously filed.